EX-99.B(e)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of April 8, 2005, by and between WELLS FARGO FUNDS TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series of the Trust now or hereafter identified on Schedule I (each, a “Fund” and collectively, the “Funds”), and WELLS FARGO FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company (the “Distributor”). Absent written notification to the contrary by either the Trust or the Distributor, each new investment portfolio established in the future shall automatically become a “Fund” for all purposes hereunder and shares of each new class established in the future shall automatically become “Shares” for all purposes hereunder as if set forth on Schedule I.

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust desires to retain the Distributor as the exclusive distributor of the units of beneficial interest in all classes of shares (“Shares”) of the Funds, and the Distributor is willing to render such services; and

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the National Association of Securities Dealers, Inc. (the “NASD”).

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Services as Distributor.

1.1. The Distributor will act as agent for the distribution of Shares in accordance with any instructions of the Trust’s Board of Trustees and with the Trust’s registration statement then in effect under the Securities Act of 1933, as amended (the “1933 Act”), and will transmit promptly any orders properly received by it for the purchase or redemption of Shares to the Trust or its transfer agent, or their designated agents. As used in this Agreement, the term “registration statement” shall mean any registration statement, specifically including, among other items, any then-current prospectus together with any related then-current statement of additional information, filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed.

1.2. The Distributor agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion, as it believes appropriate in connection with such solicitation. The Distributor agrees to offer and sell Shares at the applicable public offering price or net asset value next determined after an order is received. The Trust understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Funds. The Trust further understands that existing and future investors in the Funds may invest in shares of such other portfolios. The Trust agrees that the Distributor’s duties to such portfolios shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

1.3. The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. The Distributor shall be responsible for reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds, and shall file with the NASD or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations. In addition, the Distributor will provide sufficient personnel, during normal business hours, reasonably necessary to respond to telephone questions with respect to the Funds.

1.4. In connection with all matters relating to this Agreement, the Distributor agrees to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal and state laws, rules and regulations.

1.5. Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Trust’s officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.6. The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take, or cause to be taken, all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as the Trust directs and in such states as the Distributor may recommend to the Trust which the Trust approves, and the Trust shall pay all fees and other expenses incurred in connection with such qualification.

1.7. The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and Shares as the Distributor may reasonably request and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Trust’s books and accounts with respect to each Fund, and (b) from time to time such additional information regarding the Funds’ financial condition as the Distributor may reasonably request.

1.8. The Distributor may be reimbursed for all or a portion of the expenses described above and/or compensated for services rendered hereunder, to the extent permitted by a distribution plan adopted by the Trust on behalf of a Fund pursuant to Rule 12b-1 under the 1940 Act. No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to banks, broker/dealers or other financial institutions through whom Shares of the Fund are sold where such payments are made under a distribution plan adopted by the Trust on behalf of such Fund pursuant to Rule 12b-1 under the 1940 Act. In addition, the Distributor shall be entitled to retain any front-end sales charge imposed upon the sale of Shares (and reallow a portion thereof) as specified in the Trust’s registration statement and the Trust shall pay to the Distributor the proceeds from any contingent deferred sales charge imposed on the redemption of Shares as specified in the Trust’s registration statement.

1.9. The Distributor shall prepare reports for the Board of Trustees of the Trust regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.

1.10. The Distributor shall enter into written agreements with banks, broker/dealers and other financial institutions, based on such form(s) of selling group agreements as may be approved by the Board of Trustees from time to time. The Distributor also may enter into such agreements based on such additional forms of agreement as it deems appropriate, provided that the Distributor determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such selling agent under any such selling group agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such selling group agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees. In entering into and performing such agreements, the Distributor shall act as principal and not as agent for the Trust or any Fund.

2. Representations; Indemnification.

2.1. The Trust represents to the Distributor that all registration statements filed by the Trust with the SEC under the 1933 Act, with respect to Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the SEC thereunder.

The Trust represents and warrants to the Distributor that any registration statement, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement will be true and correct when such registration statement becomes effective; and that no registration statement, when such registration statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust authorizes the Distributor and authorized banks, broker/dealers and other financial institutions to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Trust as being the then-current form of prospectus or then-current form of statement of additional information.

2.2. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or necessary to make any statement in such documents not misleading; provided, however, that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Distributor’s, its officer’s or director’s, or any such controlling person’s duties, or by reason of the Distributor’s, its officer’s or director’s, or any such controlling person’s reckless disregard of its obligations and duties under this Agreement.

Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is an officer or director of the Distributor or any person who controls the Distributor and who is also an officer or Trustee of the Trust, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act.

The Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust’s being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Trust within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s indemnity agreement contained in this paragraph 2.2. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them.

The Trust’s indemnification agreement contained in this paragraph 2.2 and the Trust’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers or directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

2.3. The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Trust or its counsel and used in the Trust’s registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading or (b) any alleged willful misfeasance, bad faith or negligence in the performance of the Distributor’s obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof. The Distributor’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor’s being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Distributor by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The Distributor shall have the right to control the defense of such action, with counsel of good standing of its own choosing, approved by the Board of Trustees of the Trust, if such action is based solely upon such alleged misstatement or omission on the Distributor’s part or any affiliate thereof, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify the Distributor of any such action shall not relieve the Distributor or any affiliate thereof from any liability which the Distributor or any affiliate thereof may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, or other conduct covered by this indemnity agreement, otherwise than on account of the Distributor’s indemnity agreement contained in this paragraph 2.3.

2.4. No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.4 shall in any way restrict or have any application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust’s prospectus or Declaration of Trust.

2.5. The Trust agrees to advise the Distributor as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose.

3. Confidentiality.

The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.

In accordance with Regulation S-P, the Distributor and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any shareholder; provided, however, that the Distributor and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor and its affiliates, or as may be permitted by law. The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

4. Anti-Money Laundering Program.

The Distributor represents and warrants that it (a) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.

5. Limitations of Liability.

Except as provided in paragraph 2.3, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

6. Term.

This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years from the date written above. This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Trust’s Board of Trustees, or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by the majority of the Trust’s Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is not assignable and is terminable with respect to a Fund, without penalty, on not less than sixty (60) days’ written notice, by the Trust’s Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7. Release

The names “Wells Fargo Funds Trust” and “Trustees of Wells Fargo Funds Trust” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

8. Miscellaneous.

8.1. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8.2. This Agreement shall be governed by the laws of the State of Delaware.

9. Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be Wells Fargo Funds Trust, 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary, and that of the Distributor shall be Wells Fargo Funds Distributor, LLC, 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary.

10. Counterparts.

This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

WELLS FARGO FUNDS TRUST
on behalf of the Funds

By:	/s/ Karla Rabusch
Name:	Karla Rabusch
Title:	President

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By:	/s/ Cara Peck
Name:	Cara Peck
Title:	President

SCHEDULE I

LARGE CAP FUNDS

1.	C&B Tax-Managed Value Fund
2.	Capital Growth Fund
3.	Dividend Income Fund
4.	Endeavor Large Cap Fund
5.	Endeavor Select Fund
6.	Equity Index Fund
7.	Growth and Income Fund
8.	Growth Fund
9.	Large Cap Growth Fund
10.	Large Company Core Fund
11.	U.S. Value Fund

SMALL & MID CAP FUNDS

12.	C&B Mid Cap Value Fund
13.	Common Stock Fund
14.	Discovery Fund
15.	Enterprise Fund
16.	Mid Cap Disciplined Fund
17.	Mid Cap Growth Fund (formerly Montgomery Mid Cap Growth Fund)
18.	Opportunity Fund
19.	Small Cap Disciplined Fund
20.	Small Cap Fund (formerly Montgomery Small Cap Fund)
21.	Small Cap Opportunities
22.	Small Cap Value Fund
23.	Small/Mid Cap Value Fund

INTERNATIONAL EQUITY FUNDS

24.	Asia Pacific Fund
25.	Emerging Markets Focus Fund (formerly Montgomery Emerging Markets Focus Fund)
26.	Institutional Emerging Markets Fund (formerly Montgomery Institutional Emerging Markets Fund)
27.	International Core Fund
28.	International Equity Fund
29.	International Value Fund (formerly Overseas Fund)
30.	Overseas Fund

SECTOR FUNDS

31.	Specialized Financial Services Fund (formerly SIFE Specialized Financial Services Fund)
32.	Specialized Health Sciences
33.	Specialized Technology Fund

ALLOCATION FUNDS

34.	Aggressive Allocation Fund (formerly Strategic Growth Allocation Fund)
35.	Asset Allocation Fund
36.	Balanced Fund
37.	Conservative Allocation Fund (formerly Strategic Income Fund)
38.	Growth Balanced Fund
39.	Moderate Balanced Fund

OUTLOOK FUNDS

40.	Outlook Today Fund
41.	Outlook 2010 Fund
42.	Outlook 2020 Fund
43.	Outlook 2030 Fund
44.	Outlook 2040 Fund

LIFE STAGE PORTFOLIOS

45.	Aggressive Portfolio
46.	Conservative Portfolio
47.	Moderate Portfolio

WEALTHBUILDER PORTFOLIOS

48.	Conservative Allocation Portfolio
49.	Equity Portfolio
50.	Growth Allocation Portfolio
51.	Growth Balanced Portfolio
52.	Moderate Balanced Portfolio
53.	Tactical Equity Portfolio

EQUITY GATEWAY FUNDS

54.	C&B Large Cap Value Fund
55.	Diversified Equity Fund
56.	Diversified Small Cap Fund
57.	Equity Income Fund
58.	Equity Value Fund (formerly Large Cap Value Fund)
59.	Growth Equity Fund
60.	Index Fund
61.	Large Cap Appreciation Fund
62.	Large Company Growth Fund
63.	Small Company Growth Fund
64.	Small Company Value Fund

TAXABLE INCOME FUND

65.	Corporate Bond Fund
66.	Diversified Bond Fund
67.	Government Securities Fund
68.	High Income Fund

69.	High Yield Bond Fund
70.	Income Plus Fund
71.	Inflation-Protected Bond Fund
72.	Intermediate Government Income Fund
73.	Short Duration Government Bond Fund (formerly Montgomery Short Duration Government Bond Fund)
74.	Short-Term Bond Fund
75.	Short-Term High Yield Bond Fund
76.	Stable Income Fund
77.	Strategic Income Fund
78.	Total Return Bond Fund (formerly Montgomery Total return Bond Fund)
79.	Ultra Short Duration Bond Fund
80.	Ultra Short-Term Income Fund

TAX-FREE INCOME FUND

81.	California Limited Term Tax-Free Fund
82.	California Tax-Free Fund
83.	Colorado Tax-Free Fund
84.	Intermediate Tax-Free Fund
85.	Minnesota Tax-Free Fund
86.	Municipal Bond Fund
87.	National Limited Term Tax-Free Fund
88.	National Tax-Free Fund
89.	Nebraska Tax-Free Fund
90.	Short-Term Municipal Bond Fund
91.	Ultra Short-Term Municipal Income Fund
92.	Wisconsin Tax-Free Fund

MONEY MARKET FUNDS

93.	100% Treasury Money Market Fund
94.	California Tax-Free Money Market Fund
95.	California Tax-Free Money Market Trust
96.	Cash Investment Money Market Fund
97.	Government Money Market Fund
98.	Heritage Money Market Fund
99.	Liquidity Reserve Money Market Fund
100.	Minnesota Money Market Fund
101.	Money Market Fund
102.	Money Market Trust
103.	Municipal Money Market Fund
104.	National Tax-Free Money Market Fund
105.	National Tax-Free Money Market Trust
106.	Overland Express Sweep Fund
107.	Prime Investment Money Market Fund
108.	Treasury Plus Money Market Fund

WELLS FARGO FUNDS

DEALER AGREEMENT

Wells Fargo Funds Distributor, LLC (“WFFD”) serves as the principal underwriter for each of the Funds identified on Schedule A attached hereto (each, a “Fund,” and, collectively, the “Funds”). WFFD and                      (“Dealer”) hereby agree that Dealer will participate in the distribution of shares (“Shares”) of the Funds, subject to the terms of this Dealer Agreement (“Agreement”), which shall be dated and effective as of April 11, 2005.

SECTION 1. LICENSING

a. Dealer represents and warrants that: (i) it is a broker-dealer registered with the Securities and Exchange Commission (“SEC”); (ii) it is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); (iii) it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds; and (iv) each of its partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance by Dealer of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds.

b. Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with the NASD; or (iii) termination or suspension of its license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement. Dealer further agrees to notify WFFD promptly in writing of any such action or event.

c. Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of the NASD and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that it is solely responsible for all suitability determinations with respect to offers and sales of Shares of the Funds to Dealer’s customers and that WFFD has no responsibility for the manner of Dealer’s performance of, or for Dealer’s acts or omissions in connection with, the duties and activities Dealer performs under this Agreement.

d. Dealer agrees to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares or classes of such shares.

SECTION 2. TERMS AND CONDITIONS APPLICABLE TO DISTRIBUTION OF FUNDS

The following provisions relate to the offer and sale of Shares of the Funds.

a. Orders

(i) Dealer agrees to offer and sell Shares of the Funds (including classes thereof) only at the regular public offering price applicable to such Shares and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) shall be effected in accordance with the Operating Procedures attached hereto as Schedule B, subject to: (A) the terms of the then-current prospectus and Statement of Additional Information (including any supplements, stickers or amendments thereto) relating to each Fund (or, as appropriate, class thereof), as filed with the SEC (collectively, the “Prospectus”); (B) the new account application for each Fund (or, as appropriate, class thereof), as supplemented or amended from time to time; and (C) WFFD’s written instructions and multiple class pricing procedures and guidelines, if any, as provided to Dealer from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

(ii) WFFD reserves the right at any time, and without notice to Dealer, to suspend the sale of Shares or to withdraw or limit the offering of Shares.

(iii) In all offers and sales of the Shares to the public, Dealer is not authorized to act as broker or agent for, or employee of, WFFD, any Fund or any other dealer, and Dealer shall not represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer’s own account or as agent on behalf of Dealer’s customers in all transactions in Shares, except as provided in Section 2.b. (ix) hereof.

(iv) All orders are subject to acceptance by WFFD in its sole discretion and become effective only upon confirmation by WFFD. WFFD reserves the unqualified right not to accept any specific order for the purchase or sale of Shares.

(v) WFFD agrees that it will accept from Dealer orders placed through a remote terminal or otherwise electronically transmitted via the National Securities Clearing Corporation (“NSCC”) Fund/Serv Networking program, provided, however, that appropriate documentation thereof and agreements relating thereto are executed by both parties to this Agreement, including in particular the standard NSCC Networking Agreement and any other related agreements between WFFD and Dealer deemed appropriate by WFFD, and that all accounts opened or maintained pursuant to that program will be governed by applicable NSCC rules and procedures.

b. Duties of Dealer

(i) Dealer agrees to purchase Shares only from WFFD or from Dealer’s customers.

(ii) Dealer agrees to enter orders for the purchase of Shares only from WFFD and only for the purpose of covering purchase orders Dealer has already received from its customers or for Dealer’s own bona fide investment.

(iii) Dealer agrees to date and time stamp all orders for the purchase or sale of Shares received by Dealer, and to promptly forward such orders to WFFD in time for processing at the public offering price next determined after receipt of such orders by Dealer, in each case as described in the applicable Prospectus. Dealer represents that it has procedures in place reasonably designed to ensure that orders received by Dealer are handled in a manner consistent with Rule 22c-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and any SEC staff positions or interpretations issued thereunder. Dealer agrees to furnish proof of such date and time stamped orders to WFFD when reasonably requested.

(iv) Dealer agrees not to withhold placing orders for Shares with WFFD so as to profit itself as a result of such inaction.

(v) Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer and to furnish WFFD or regulatory authorities with copies of such records upon request. In that regard, Dealer agrees that, unless Dealer holds Shares as nominee for its customers or participates in the NSCC Fund/Serv Networking program, at certain matrix levels, it will provide WFFD with all necessary information to comply properly with all applicable federal, state and local reporting requirements, including, without limitation, backup and nonresident alien withholding requirements for its customer accounts. Dealer represents and agrees that all Taxpayer Identification Numbers (“TINs”) provided are certified, and that no account that requires a certified TIN will be established without such certified TIN. With respect to all other accounts, including Shares held by Dealer in omnibus accounts and Shares purchased or sold through the NSCC Fund/Serv Networking program, at certain matrix levels, Dealer agrees to perform all federal, state and local tax reporting with respect to such accounts, including, without limitation, redemptions and exchanges.

(vi) Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, proxy solicitation materials and related information and proxy cards, semi-annual and annual shareholder reports and any other materials in compliance with applicable legal requirements, except to the extent that WFFD expressly undertakes in writing to do so on Dealer’s behalf.

(vii) Dealer agrees that payment for Shares ordered from WFFD shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by WFFD by the earlier of: (A) the end of the third (3rd) business day following Dealer’s receipt of the customer’s order to purchase such Shares; or (B) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). If such payment is not received by WFFD by such date, Dealer shall forfeit its right to any compensation with respect to such order, and WFFD reserves the right, without notice, to cancel the sale, or, at its option (in the case of Open-End Funds), to sell the Shares ordered back to the Fund, in which case WFFD may hold Dealer responsible for any loss, including loss of profit, suffered by WFFD resulting from Dealer’s failure to make payment. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

(viii) Dealer agrees that it shall assume responsibility for any loss to the Fund caused by a correction to any order placed by Dealer or any “as of” trades that are made subsequent to the trade date for the order, to the extent such order correction or as of trade were not based on any negligence on WFFD’s part. Dealer further agrees that it will immediately pay such loss to the Fund upon notification.

(ix) Dealer agrees that, in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with WFFD until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan.

(x) Dealer agrees that it will not make any conditional orders for the purchase or redemption of Shares and acknowledges that WFFD will not accept conditional orders for Shares.

(xi) Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

c. Multiple Classes of Shares; Reduced Sales Charges

(i) WFFD may, from time to time, provide Dealer with written guidelines or standards relating to the sale, distribution or servicing of Funds offering multiple classes of Shares, including classes offering different sales charges, Rule 12b-1 Plan or Service Plan (as described below) fees or other operating expenses.

(ii) In accordance with the terms of each applicable Prospectus, Dealer acknowledges that a reduced sales charge or no sales charge (collectively, “discounts”) may be available to purchasers of Shares. Dealer represents that it has, and will maintain during the term of this Agreement, adequate written supervisory procedures and internal controls to ensure that Dealer’s customers receive all available discounts, and Dealer agrees: (A) to inform its customers of applicable discount opportunities and to inquire about other qualifying holdings that might entitle customers to receive discounts; (B) to advise WFFD, contemporaneously with each purchase order it forwards to WFFD as agent for its customers, of the availability of any discounts; and (C) that in the event that Dealer fails to provide WFFD with information concerning the availability of discounts as provided in (B) above, Dealer, and not WFFD or the Funds, shall be responsible for reimbursing its customer any applicable discount amount.

d. Dealer Compensation

(i) In return for providing the services set forth in this Agreement, Dealer shall be entitled to any concessions and/or sales charges (collectively, “Concessions”) set forth in the Prospectus of the applicable Fund.

(ii) In addition, WFFD will pay Dealer a fee for performing distribution-related services and/or performing shareholder services with respect to Shares in the amount(s) set forth in the Prospectus of the applicable Fund. Dealer acknowledges and agrees that any compensation to be paid for performing distribution-related services with respect to Shares may be paid pursuant to a “Rule 12b-1 Plan” adopted by the applicable Fund pursuant to Rule 12b-1 under the 1940 Act and that to the extent WFFD waives any payments payable to WFFD under such Rule 12b-1 Plan or Service Plan, as the case may be, the amounts payable to Dealer will be reduced accordingly. In determining the amount payable to Dealer hereunder, WFFD reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the Prospectus and provisions of this Agreement.

(iii) Dealer agrees that each Fund may, without prior notice, suspend or eliminate the payment of any compensation, including Rule 12b-1 Plan payments, Service Plan payments or other dealer compensation, by amendment, sticker or supplement to the then current Prospectus for such Fund. WFFD shall have no obligation to pay any compensation to Dealer for the sale of Shares of a Fund until WFFD receives the related compensation from the Fund, and WFFD’s liability to Dealer for such payments is limited solely to the related compensation that WFFD receives from such Fund.

e. Redemptions, Repurchases and Exchanges of Funds

(i) Dealer agrees that it will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the applicable Prospectus and the underlying organizational documents of the Fund to which it refers, and that Dealer will pay as redemption proceeds to shareholders the net asset value, minus any applicable redemption fee or contingent deferred sales charge, determined after receipt of the order as discussed in the Prospectus.

(ii) Dealer agrees not to repurchase any Shares from its customers at a price below that next quoted by a Fund for redemption or repurchase, i.e., at the net asset value of such Shares, less any applicable redemption fee, in accordance with the Fund’s Prospectus. Dealer shall, however, be permitted to sell Shares for the account of the customer or record owner to a Fund at the repurchase price then currently in effect for such Shares and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not maintain a secondary market in such repurchased Shares.

(iii) Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates if any, are not received by WFFD within the time customary or required by law, the redemption may be canceled without any responsibility or liability on WFFD’s part or on the part of any Fund, or WFFD, at its option, may buy the shares redeemed on behalf of the Fund, in which latter case WFFD may hold Dealer responsible for any loss, including loss of profit, suffered by WFFD resulting from WFFD’s failure to settle the redemption.

(iv) Dealer agrees that it will comply with any restrictions and limitations on exchanges described in each Fund’s Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing).

f. Pricing Errors

In the event of any error in the determination of the price of Shares on any day (a “pricing error”), transactions effected pursuant to this Agreement shall be recalculated promptly using the correct price and adjustments and/or payments shall be made to each Account consistent with such Fund’s net asset value error correction policies. To the extent any customer account has not been made whole for any loss any loss arising out of such pricing error pursuant to a Fund’s policies (subject to certain de minimis losses not required to be made whole), WFFD shall make such customer account whole. WFFD shall not, nor shall any Fund, be responsible for payment of any costs of reprocessing Account holdings or values or costs of reprocessing values or amounts held by particular customers arising out of a pricing error if the pricing error is discovered and corrected in five or fewer business days.

g. Fund Information

(i) Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund’s Prospectus or in materials provided by WFFD.

(ii) WFFD will supply to Dealer Prospectuses, reasonable quantities of sales literature, sales bulletins, and additional sales information as provided by WFFD. Dealer agrees to use only advertising or sales material relating to the Funds that: (A) is supplied by WFFD, or (B) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Shares of the Funds and is approved in writing by WFFD in advance of its use. Such approval may be withdrawn by WFFD in whole or in part upon written notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales bulletins and advertising. Dealer is not authorized to modify or translate any such materials without WFFD’s prior written consent.

SECTION 3. REGISTRATION OF SHARES

a. WFFD acts solely as agent for the Funds and WFFD shall have no obligation or responsibility with respect to Dealer’s right to purchase or sell Shares in any jurisdiction.

b. Dealer agrees not to transact orders for Shares in states or jurisdictions in which it has been informed that Shares may not be sold or in which it and its personnel are not authorized to sell Shares.

c. WFFD shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer’s personnel selling Fund Shares. WFFD shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Shares or for any matter in connection therewith.

d. Dealer agrees that it will make no offers or sales of Shares in any foreign jurisdiction, except with the express written consent of WFFD.

SECTION 4. INDEMNIFICATION

a. Dealer agrees to indemnify, defend and hold harmless WFFD and the Funds and their predecessors, successors, and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by WFFD from any and all losses, claims, liabilities, costs, and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) any alleged violation of any statute or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) or any alleged tort or breach of contract, related to the offer or sale by Dealer of Shares of the Funds pursuant to this Agreement (except to the extent that WFFD’s negligence or failure to follow correct instructions received from Dealer is the cause of such loss, claim, liability, cost or expense); (ii) any redemption or exchange pursuant to instructions received from Dealer or its directors, partners, affiliates, officers, employees or agents; (iii) incorrect investment instructions received by WFFD from Dealer; or (iv) the breach by Dealer of any of its representations and warranties specified herein or the Dealer’s failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Dealer.

b. WFFD agrees to indemnify, defend and hold harmless Dealer and its predecessors, successors and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by Dealer from any and all losses, claims liabilities, costs and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to (i) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by WFFD to the Dealer, or (ii) the breach by WFFD of any of its representations and warranties specified herein or WFFD’s failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by WFFD or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by WFFD.

c. Dealer agrees to notify WFFD, within a reasonable time, of any claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its partners, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the 1934 Act.

SECTION 5. TERMINATION; AMENDMENT

a. In addition to the automatic termination of this Agreement specified in Section 1.b. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party’s designated person at the addresses shown herein.

b. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

c. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement. A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Dealer, will only be effective upon written notification by WFFD.

d. This Agreement is not assignable or transferable and will terminate automatically in the event of its “assignment,” as defined in the 1940 Act, and the rules, regulations and interpretations thereunder. WFFD may, however, transfer any of its duties under this Agreement to any entity that controls or is under common control with WFFD.

e. This Agreement may be amended by WFFD at any time by written notice to Dealer. Dealer’s placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer’s acceptance of such amendment.

f. Dealer acknowledges and agrees that if Dealer terminates this Agreement, WFFD may, without liability of any kind,

(i) refuse to establish any account with respect to any affected customer;

(ii) delay the establishment of any account with respect to any affected customer;

(iii) close accounts previously established with respect to any affected customer;

(iv) refuse to engage in any transactions (except redemption requests) with respect to any affected customer;

(v) cancel any pending transactions (except redemption requests) with respect to any affected customer;

(vi) liquidate the account of any affected customer; and

(vii) return to the appropriate person securities or other property held in such customer’s account.

SECTION 6. REPRESENTATIONS AND WARRANTIES

a. WFFD represents and warrants that:

(i) It is a limited liability company duly organized and existing and in good standing under the laws of the state of Delaware and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Funds.

(ii) It is a member in good standing of the NASD.

(viii) It is empowered under applicable laws and by WFFD’s organizational documents to enter into this Agreement and perform all activities and services of the WFFD provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting WFFD’s ability to perform under this Agreement.

(ix) All requisite actions have been taken to authorize WFFD to enter into and perform this Agreement.

b. In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer will not offer Shares of any Fund for sale in any state or jurisdiction where such Shares may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

(ii) It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iii) All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(x) It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations.

(xi) It has, and will maintain during the term of this Agreement, appropriate broker’s blanket bond insurance policies covering any and all acts of Dealer’s partners, directors, officers, employees, and agents adequate to reasonably protect and indemnify WFFD and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a result of any action or omission by Dealer or Dealer’s partners, directors, officers, employees, and agents.

(xii) It is a “financial institution” as defined in 31 U.S.C. 5312(a)(2) or (c)(1) and is regulated by a “Federal functional regulator” as defined in 31 CFR §103.120(a)(2).

(xiii) If any of the representations or warranties set forth in Section 6 at any time ceases to be true, Dealer shall promptly notify the WFFD of this fact. Such notice shall be provided in accordance with Section 15.

SECTION 7. ANTI-MONEY LAUNDERING RESPONSIBILITY

a. Dealer represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and applicable guidance issued by the SEC and the guidance and rules of the applicable Exchange and the NASD (collectively, “Guidance”).

b. Dealer represents and warrants that it maintains an AML Program that complies with Section 352 of the USA PATRIOT Act and applicable BSA Regulations and Guidance and that includes a Customer Identification Program (“CIP”) that complies with Section 326. Dealer represents and warrants that it will perform all aspects of its CIP procedures with respect to any customer of the Dealer that opens an account or establishes a relationship with WFFD or the Funds (a “Customer”). Dealer represents its CIP includes reasonable procedures: (i) to obtain information for and to verify the identity of Customers to enable the Dealer to form a reasonable belief that it knows the true identity of its Customers; (ii) to determine whether the Customer appears on any lists of known or suspected terrorists or terrorist organization issued by any federal government agency and designated as such by the Department of the Treasury; (iii) to maintain records of the information used to verify the Customer’s identity, including name, address, and other identifying information for at least five year years following a Customer’s final redemption from a Fund distributed by Dealer; and (iv) to notify Customers that it is requesting information to verify their identities.

c. Dealer will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Fund, directly or indirectly, from:

(i) A person or entity (A) who is subject to sanctions administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

(ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

d. Dealer agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of WFFD if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Funds.

e. One year after the date of this Agreement and annually thereafter, Dealer agrees to certify to WFFD and the Funds that it is maintaining an AML Program which includes a CIP and which complies with the BSA and applicable Guidance. Furthermore, if asked, Dealer agrees to supply WFFD with a copy of its AML Program which includes CIP.

f. Dealer agrees that if the Funds or WFFD is required to supply guidance to a securities regulatory organization (“SRO”) or government department or agency about the CIP of the Funds or WFFD or the measures taken to obtain information and to verify the identity of specific clients of the Funds, Dealer shall allow such SRO or government department or agency to examine its files.

SECTION 8. PRIVACY

Dealer represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure Dealer’s compliance with SEC Regulation S-P.

SECTION 9. SETOFF; GOVERNING LAW

a. Should any of Dealer’s compensation accounts with WFFD have a debit balance, or should Dealer otherwise owe any amounts to WFFD, WFFD shall be permitted to offset and recover the amount owed from any account Dealer has with WFFD, without notice or demand to Dealer.

b. This Agreement shall be governed and construed in accordance with the laws of the state of California, without reference to the choice-of-law principles thereof.

SECTION 10. INVESTIGATIONS AND PROCEEDINGS

The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

SECTION 11. CAPTIONS

All captions used in this Agreement are for convenience only, are not a party hereof, and are not to be used in construing or interpreting any aspect hereof.

SECTION 12. ENTIRE UNDERSTANDING

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by WFFD.

SECTION 13. SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

SECTION 14. SURVIVAL

The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 4 hereof, shall survive any termination of this Agreement.

SECTION 15. NOTICES

Unless otherwise agreed to by both parties, all notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by facsimile, telecopier, telex or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to WFFD shall be given or sent to WFFD at its offices, located at:

Wells Fargo Funds Distributor
Attn: National Accounts
525 Market Street, 12th Floor
San Francisco, California 94105

and all notices to Dealer shall be given or sent to Dealer at the Dealer’s address shown below.

SECTION 16. ENTIRE AGREEMENT

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by WFFD.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as follows:

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By:
(Signature)
Print Name:
Title:

DEALER:

By:
(Signature)
Print Name:
Title:

Address:

Telephone:	( ) -
Facsimile:	( ) -

NASD CRD # :
TAX ID # :

SCHEDULE A

All Funds, and all classes thereof, for which WFFD acts as principal underwriter. For a complete list of the Funds, please see the Funds’ Web site at www.wellsfargofunds.com.

SCHEDULE B

OPERATING PROCEDURES

WFFD understands and agrees that orders for purchases and redemptions pursuant to this Agreement may be placed by use of the National Securities Clearing Corporation’s (“NSCC”) NSCC-Fund/SERV system. The procedures to be followed by Dealer are as set forth below. Unless otherwise defined below, all capitalized terms have the meanings specified in the Agreement of which this Schedule is a part.

Procedures for Transactions Conducted via NSCC-Fund/SERV:

(a)	On each Business Day, Dealer will receive Instructions from Customers for the purchase, redemption and exchange of Shares. Instructions received by Dealer after Close of Trading on any Business Day will be treated as if received on the next following Business Day.

(b)	By 6:00 p.m. Eastern Time on each Business Day, Dealer will use its best efforts to notify WFFD, either verbally or by electronic mail, of aggregate purchases and redemptions of $1,000,000 or more for each Fund.

(c)	On each Business Day on which Dealer receives Instructions, Dealer shall transmit to WFFD via the NSCC Fund/SERV system prior to the NSCC’s trade cutoff time (currently 8:00 p.m. Eastern Time on trade date) purchase and redemption Instructions for all Customers of each registered representative of the Dealer. In situations where the Dealer is unable to meet that cutoff time due to system malfunctions, the Dealer may call in the Instructions by no later than 8:00 a.m. Eastern Time on the Business Day following the trade date for such orders, such Instructions will still be effected at the net asset value for the previous Business Day on an “as of” basis. In such cases, Dealer agrees to reimburse each Fund for any loss incurred by that Fund or dilution caused to that Fund promptly upon demand. If Dealer utilizes the extension permitted by this paragraph more than twice in any three month period, WFFD reserves the right to terminate this Agreement and revoke the trading arrangements described herein.

(d)	The Fund reserves the right, in its sole discretion, to reject, reverse or reprice the orders (notwithstanding that Dealer may have received Fund/SERV confirmation of the orders) and Dealer will be responsible for reimbursement of any loss sustained by the Fund that may arise out of the improper transmittal of such orders.

(e)	With respect to purchase Instructions, such Instructions should be segregated by sales charge discount category consistent with the terms of the Funds’ Prospectuses. In applying sales charges, the Dealer shall take into account other assets eligible for linking pursuant to rights of accumulation, concurrent purchases, aggregating accounts and statement of intention, each as described in the Funds’ Prospectuses. In the case of redemption Instructions, Dealer shall transmit to WFFD, in accordance with the above, one aggregate Instruction reflecting all redemption orders received on behalf of all Customers. The Dealer shall disburse or credit to Customers all proceeds of redemptions of Shares of each Fund and all dividends and other distributions not reinvested in Shares of each Fund.

(f)	Dealer shall perform all applicable CDSC tracking, collection, and reporting (e.g., Distributor Liability Reports) and provide that information to WFFD on a monthly basis.

As a post-conversion initiative, the Dealer and WFFD agree to negotiate in good faith to develop procedures addressing trade aggregation of purchases.